EXHIBIT 11


             FRUEHAUF TRAILER CORPORATION AND SUBSIDIARIES

                COMPUTATION OF EARNINGS PER SHARE
             (in thousands, except per share amounts)


                                  Three Months Ended    Six Months Ended
                                        June 30,            June 30,
                                  ------------------    ----------------
                                    1996       1995      1996      1995
                                   ------     ------    ------    ------
PRIMARY:
 Average shares outstanding. . .   39,212     35,924    39,212     33,343
 Net effect of dilutive stock
  options and warrants based on
  the treasury stock method
  using average market price . .       -- (1)  1,131        -- (1)    907
                                   ------     ------    ------     ------
     Totals  . . . . . . . . . .   39,212     37,055    39,212     34,250
                                   ======     ======    ======     ======

 Net income  . . . . . . . . . .  $ 5,738    $ 2,689   $ 1,431    $ 2,948
                                  =======    =======   =======    =======

Primary earnings per share. . .     $ .15      $ .07     $ .04      $ .09
                                    =====      =====     =====      =====


FULLY DILUTED:
 Average shares outstanding. . .   39,212     35,924    39,212     33,343
 Net effect of dilutive stock
  options and warrants based
  on the treasury stock method
  using average market price . .       -- (1)  1,131        -- (1)    907
                                   ------     ------    ------     ------
     Totals  . . . . . . . . . .   39,212     37,055    39,212     34,250
                                   ======     ======    ======     ======

 Net income  . . . . . . . . . .  $ 5,738    $ 2,689   $ 1,431    $ 2,948
                                  =======    =======   =======    =======

Fully diluted earnings per share    $ .15      $ .07     $ .04      $ .09
                                    =====      =====     =====      =====

   <F1>     Not applicable as inclusion is anti-dilutive.